Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

Hallmark Financial Services, Inc. and subsidiaries

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231502), Form S-8 (No. 333-140000), Form S-8 (No. 333-160050) and Form S-8 (No. 333-210078) of Hallmark Financial Services, Inc. of our report dated March 14, 2019, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas

June 29, 2020